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EXHIBIT 10.15

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT (this "AGREEMENT") is made as of this ____ day of August, 2001 (the "EFFECTIVE DATE"), by and between Swan Magnetics, Inc., a/k/a Swan Instruments, Inc., a California corporation ("COMPANY") and IVG Corp. a Delaware corporation ("STOCKHOLDER").

                                    Recitals

         WHEREAS, Company and Stockholder are concurrently entering into a Settlement Agreement of even date herewith (the "SETTLEMENT AGREEMENT"), which provides, among other things, that in consideration for Company entering into the Settlement Agreement, Stockholder will, among other things, enter into this Agreement; and

         WHEREAS, the Company and Stockholder desire to enter into this Agreement.

         NOW THEREFORE, in consideration of the foregoing recitals and the terms and covenants set forth herein, the parties hereby agree as follows:

                              TERMS AND CONDITIONS

         1. AGREEMENT TO VOTE.

                  (a) DEFINITIONS. For purposes of this Agreement:

                           (i) STOCKHOLDER'S DIRECTORS. "STOCKHOLDER'S
DIRECTORS" shall mean two (2) persons selected by the Stockholder.

                           (ii) MANAGEMENT'S DIRECTORS. "MANAGEMENT'S DIRECTORS"
shall mean: (A) the Chief Executive Officer of the Company (the "CEO"), and (B) one person selected by the CEO.

                  (b) BOARD OF DIRECTORS.

                           (i) NOMINATION AND ELECTION OF DIRECTORS. For so long
as this Agreement is in effect, the Stockholder agrees that all shares of capital stock of the Company held by it or its transferees (the "VOTING SHARES") shall be voted at each annual and special meeting of the stockholders of the Company at which, and each action by written consent of the stockholders of the Company by which, members of the board of directors of the Company (the "BOARD OF DIRECTORS") are to be elected, to elect the Stockholder's Directors and the Management's Directors, in accordance with this Agreement.

                           (ii) CERTAIN RESIGNATIONS OR REMOVALS. Other than for
cause, any person who has the right to cause a director to be nominated and elected pursuant to Section 1(b)(i), also shall have the sole right to request the resignation or removal of the director so nominated and elected. In such event, such director shall immediately resign. Likewise, in the event that any director does not continue to be entitled to be nominated to be a director pursuant to Section 1(b)(i), such director shall immediately resign. In either case, if such director shall fail to resign, Stockholder and the Chief Executive Officer of the Company shall each have the right to call a special meeting of stockholders for the purpose of removing such director and Stockholder shall vote all its Voting Shares entitled to vote at such meeting in favor of removal.

                           (iii) FILLING VACANCIES. In the event of the death,
removal or resignation of any director, Stockholder and the CEO shall each have the right to call a special meeting for the purpose of electing a director (provided that such director shall be nominated in accordance with Section 1(b)(i)), to fill the vacancy created by such death, removal or resignation. Any party that is entitled to designate a director to fill such vacancy in accordance with Section 1(b)(i) but that has failed to do so prior to the election of a replacement by the stockholders hereunder, may, within thirty (30) days of the election provided for in the preceding sentence, call a special meeting of stockholders for the purpose of removing the director so elected and electing its nominee to the Board, or such party may nominate a director for

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election at the next annual meeting of stockholders to succeed the director nominated and elected by the stockholders pursuant to this Section 1(b)(i). In any such event, the Stockholder shall vote all of its Voting Shares entitled to vote in favor of any such removal or election.

                           (iv) COOPERATION. The parties acknowledge that this
Agreement provides for a four-person Board of Directors containing two representatives of Stockholder and two representatives of Management. If for any reason such agreement cannot be fulfilled or continued, the parties agree to cooperate with each other and with the Company's CEO in a good faith attempt to carry out as nearly as possible the intent of this Agreement.

                  (c) BYLAWS. Stockholder is executing and delivering to the Company as of the date hereof a written consent of stockholders of the Company, the form of which is attached hereto as EXHIBIT A, which amends the bylaws of the Company (the "BYLAWS") to provide that (i) the Board of Directors shall be composed of four (4) persons; (ii) the affirmative vote of three directors shall be required to approve any Board action; (iii) the CEO shall have discretion, without the necessity of approval of the Board of Directors, to defend all lawsuits brought against the Company, to reasonably maintain and exploit the Company's technology, and to make any and all payments for expenses incurred in the ordinary course of the Company's business, including, without limitation, payments to vendors and creditors of the Company as they appear on the Company's financial statements; provided, however, that, notwithstanding the foregoing, approval of the Board of Directors shall be necessary for any payment by the Company of One Hundred Thousand Dollars ($100,000) or more in settlement of any litigation and for payment by the Company of funds to another entity for research and development for such other entity's products; and (iii) the Bylaws may be enacted, amended, modified or repealed only by the vote or written consent of the Board of Directors or, if prior to August 1, 2003, the holders of at least ninety-five percent (95%) of the outstanding shares entitled to vote on such amendment. Except as otherwise expressly contemplated by this Agreement, Stockholder agrees that none of the Voting Shares shall be voted, whether at an annual or special meeting of the stockholders of the Company or by action by written consent of the stockholders of the Company, to amend the Bylaws, or attempt to amend the Bylaws, for twenty-four (24) months from the Effective Date without the prior written consent of the CEO. Stockholder further agrees that it shall cause the Stockholder's Directors not to interfere with the CEO's exercise of any of the discretionary powers granted the CEO by the Bylaws.

                  (d) CHIEF EXECUTIVE OFFICER. Stockholder agrees that it shall cause the Stockholder's Directors to approve, an employment agreement between Eden C. Kim and the Company (the "KIM AGREEMENT"). The Kim Agreement shall be executed within a reasonable period of time of the Effective Date and shall provide for, among other customary terms, (i) employment by the Company of Mr. Kim as Chairman and Chief Executive Officer for twenty-four (24) months, (ii) dismissal of Mr. Kim by the Company only for cause, and (iii) indemnification (including payment of attorneys' fees) of Mr. Kim for acts taken by Mr. Kim under authority of the Board of Directors.

                  (e) FAILURE TO VOTE PER AGREEMENT. In the event that Stockholder fails to vote the Voting Shares it is entitled to vote so as to achieve the purposes of this Agreement, Stockholder shall be deemed immediately upon the existence of such a breach to have granted to the CEO a proxy to its Voting Shares to ensure that such shares will be voted in accordance with this Agreement. Stockholder acknowledges that each proxy granted hereby, including any successive proxy if need be, is given to secure the performance of a duty, is coupled with an interest, and shall be irrevocable until the duty is performed. In the event that Stockholder fails to cause the Stockholder's Directors to act in accordance with this Agreement, Stockholder's Directors shall be deemed immediately upon the existence of such a breach to have granted to the CEO a proxy of its right to vote for purposes of ensuring that Stockholder's Directors vote in accordance with this Agreement.

                  (f) COVENANT TO VOTE.

                           (i) Stockholder or its representative shall appear in
person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote its Voting Shares entitled to vote upon any other matter submitted to a vote of the stockholders of the Company in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement. Stockholder shall execute any and all written consents circulated with regard to any other matter reasonably necessary to implement the terms of this Agreement.

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                           (ii) Stockholder shall cause the Stockholder's
Directors to execute any and all written consents circulated with regard to any other matter reasonably necessary to implement the terms of this Agreement.

                  (g) NO VOTING OR CONFLICTING AGREEMENTS. Stockholder shall not grant any proxy or enter into or agree to be bound by any voting trust with respect to the Voting Shares held by Stockholder nor shall Stockholder enter into any stockholder agreements or arrangements of any kind with any person with respect to the Voting Shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other stockholders of the Company that are not parties to this Agreement). The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of preferred stock and common stock held by Stockholder, unless the acquirer or transferee of such shares agrees to be bound by the terms of this Agreement with respect to the voting of such shares. Stockholder shall not act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting of shares of the Company's capital stock in any manner which is inconsistent with the provisions of this Agreement.

         2. ACCESS TO INFORMATION. Within forty-five days of the Effective Date, Company agrees to make available to Stockholder all information required to be delivered to stockholders of the Company by the Corporations Code of California.

         3. ACCESS TO FUNDS. Company agrees to make a limited amount of funds available to Stockholder and to iTVR, Inc., a Delaware corporation affiliated with Company, from time to time, as financial conditions allow and as permitted by the Board of Directors in their absolute discretion.

         4. INJUNCTIVE RELIEF. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         5. REPRESENTATIONS AND WARRANTIES. Stockholder represents and warrants to the Company that Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Stockholder enforceable in accordance with its terms.

         6. TERMINATION AND AMENDMENT. This Agreement shall terminate and be without further effect upon the earlier to occur of (a) mutual agreement of the parties and (b) the two (2) year anniversary of the Effective Date. The provisions of this Agreement may be amended or waived only with the prior written consent of both parties.

         7. MISCELLANEOUS.

                  (a) LEGEND.

                           (i) Concurrently with the execution of this
Agreement, there shall be imprinted or otherwise placed, on certificates representing the shares of capital stock held by the Stockholder the following restrictive legend (the "LEGEND"):

                           THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

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                           (ii) During the term of this Agreement, the Company
will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent shares of capital stock theretofore represented by a certificate carrying the Legend.

                  (b) CONSTRUCTION.

                           (i) This Agreement is the product of negotiation and
preparation by and among the Parties and their respective attorneys. Each Party expressly acknowledges and agrees that the Agreement shall not be deemed prepared or drafted by one party or another, or its attorneys, and will be construed accordingly. The recitals and exhibits to the Agreement are integral parts of the Agreement and will be read and construed and have the same force and effect as if set out in the body of the Integrated Agreement.

                           (ii) The captions and section and paragraph headings
used in the Agreement are inserted for convenience only, and shall not affect the meaning or interpretation of the Agreement.

                  (c) SUCCESSORS IN INTEREST. The provisions of this Agreement shall be binding upon the successors in interest to any of the Voting Shares. If Stockholder or any transferee of Stockholder shall acquire any securities of the Company that are entitled to voting rights, whether upon exercise, conversion or otherwise, in any manner, whether by operation of law or otherwise, such securities shall be held subject to all of the terms of this Agreement, and by taking and holding such securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

                  (d) NOTICES. Any notice, request, demand, or other communication required or permitted hereunder shall be in writing, shall reference this Settlement Agreement and shall be deemed to be properly given:
(a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt; (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two business days after deposit with a private industry express courier, with written confirmation of receipt. All notices shall be sent to the address set forth below (or to such other address as may be designated by a Party by giving written notice to the other Party pursuant to this Section 15):

                  IF TO COMPANY:                        IF TO STOCKHOLDER:

               Swan Magnetics, Inc.                         IVG Corp.
                 2982 Scott Blvd.                 13135 Dairy Ashford, Suite 525
               Santa Clara, CA 95054                   Sugar Land, TX 77478
                     Attn: CEO                              Attn: CEO





                  With a copy to:                        with a copy to:

                Covington & Burling                      Baker & McKenzie
         601 California Street, 19th Floor         2001 Ross Avenue, Suite 2300
              San Francisco, CA 94108                    Dallas, TX 75201
                Attn: Roy Bartlett                  Attn: Lawrence B. Mandala

                  (e) FURTHER ASSURANCES. Each party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested in order to effectuate fully the purposes, terms and conditions of this Agreement.

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                  (f) SEVERABILITY. If any provision or any part of any
provision of the Agreement is for any reason held to be invalid, unenforceable or contrary to any public policy, law, statute and/or ordinance, then the remainder of the Agreement shall be unaffected thereby and shall remain valid and fully enforceable.

                  (g) GOVERNING LAW AND SELECTION OF FORUM. The terms of this Agreement shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California and to be performed entirely within the State of California. The parties agree that any litigation concerning this Agreement shall take place in California state court in the Superior Court for Santa Clara County. Each party hereby consents to the jurisdiction of that court.

                  (h) COUNTERPARTS. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement which shall be binding upon all parties hereto, notwithstanding that all parties signatures do not appear on the same page. Facsimile transmissions of signed counterparts shall have the same force and effect as an original.

                  (i) ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the subject matter hereof.

                  (j) INTENDED BENEFICIARIES. The parties agree that the shareholders of Swan common and preferred stock are intended to be beneficiaries of this agreement and any and all shareholders are entitled to assert rights under, and enforce the provisions of, this agreement.


         IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this Agreement effective upon the date set forth above.


                                                     SWAN MAGNETICS, INC.




                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:


                                                     IVG CORP.





                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

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